SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                   FORM 8-K A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 17, 2003
                                -----------------




                            IMPERIAL PETROLEUM, INC.

             (Exact name of registrant as specified in its charter)




         NEVADA                 0-9923                         95-338601
------------------------------------------------------------------------
(State or other          (Commission File No.)        (I.R.S. Employer
jurisdiction of                                       Identification No.)
incorporation)




11600 GERMAN PINES DRIVE, EVANSVILLE, IN                            47725
-------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)




Registrant's telephone number, including area code:    (812) - 867-1433
                                                        ---------------

     ITEM 1. Changes in Control:

     None.

     ITEM 2. Acquisition or Disposition of Assets:

     Registrant previously reported on form 8-K dated December 26, 2003, the sale of control of Powder River Basin Gas Corp, a consolidated subsidiary of Registrant which filing is included herein by reference.

     ITEM 7. Financial Statements and Exhibits:

     Attached hereto are Pro Forma financials reflecting the sale of control of Powder River Basin Gas Corp on the Registrant's most recent fiscal year end financial condition.

                                         SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Imperial Petroleum, Inc.



By: ___________________

Jeffrey T. Wilson
President




Dated:  February 20, 2004

                        Consolidated Financial Statements





                    IMPERIAL PETROLEUM, INC. and SUBSIDIARIES


                             July 31, 2003 and 2002

                            IMPERIAL PETROLEUM, INC.

                                       and

                                  SUBSIDIARIES


                                  CONSOLIDATED

                              FINANCIAL STATEMENTS

                          AS OF JULY 31, 2003 and 2002

                                       and

                               FOR THE YEARS ENDED

                             July 31, 2003 and 2002


                          INDEPENDENT AUDITOR'S REPORT,

                         INDEPENDENT ACCOUNTANT'S REPORT
                            ON PRO FORMA INFORMATION

                                       and

                            SUPPLEMENTAL INFORMATION
                                   (UNAUDITED)

                            IMPERIAL PETROLEUM, INC.

                             July 31, 2003 and 2002




                          T A B L E O F C O N T E N T S
                          -----------------------------


                                                                       Page

Independent Auditor's Report

Independent Accountant's Report

Consolidated Financial Statements:

Consolidated Balance Sheets                                             2-3

Consolidated Statements of Operations                                     4

Consolidated Statements of Stockholders' Equity                           5

Consolidated Statements of Cash Flows                                   6-7

Notes to Consolidated Financial Statements                             8-31

Supplemental Information (Unaudited)                                  32-34

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Imperial Petroleum, Inc.
Evansville, Indiana


We have audited the accompanying consolidated balance sheets of Imperial Petroleum, Inc. (A Development Stage Company) as of July 31, 2003 and 2002 and the consolidated statements of operations, stockholders' equity, and cash flows for the years ended July 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imperial Petroleum, Inc. (A Development Stage Company) as of July 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended July 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and substantial working capital deficiencies. These factors raise substantial doubt about its ability to continue as a going concern. Further, there can be no assurance, assuming the Company successfully raises additional funds, that it will be able to economically recover the value of its mining claims or achieve profitability. Management's plans in regard to these matters are also described in Note 1 to the financial statements.

The accompanying supplementary information on pages 32-34 is not a required part of the basis financial statements but is supplementary information required by accounting principles generally accepted in the United States of America. We have applied certain limited procedures, which consisted principally of inquiries of management regarding the methods of measurement and presentation of the supplementary information. However, we did not audit the information and express no opinion on it.






                                                BRISCOE, BURKE & GRIGSBY LLP

                                                Certified Public Accountants



December 13, 2003
Tulsa, Oklahoma

                         Independent Accountant's Report



Board of Directors
Imperial Petroleum, Inc.
Evansville, Indiana

We have examined the pro forma adjustments reflecting the transaction described in Note 19 and the application of those adjustments to the historical amounts in the accompanying pro forma balance sheet of Imperial Petroleum, Inc. (A Development Stage Company) as of July 31, 2003 and the related pro forma statement of income for the year then ended. These historical financial statements were audited by us. Such pro forma adjustments are based upon management's assumptions described in Note 19. Imperial Petroleum, Inc.'s management is responsible for the pro forma financial information. Our responsibility is to express an opinion on the pro forma financial information based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 19, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma balance sheet as of July 31, 2003, and the pro forma statement of income for the year then ended.




                                                BRISCOE, BURKE & GRIGSBY LLP

                                                Certified Public Accountants


February 12, 2004
Tulsa, Oklahoma

                            IMPERIAL PETROLEUM, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets
                             July 31, 2003 and 2002

                           Pro Forma
ASSETS                                     2003          2003          2002
                                       ------------  ------------  ------------
Current assets:
  Cash                                 $    157,500  $          -  $      2,869
  Accrued interest receivable                     -             -        45,755
  Prepaids                                        -        84,392             -
                                       ------------  ------------  ------------

        Total current assets                157,500        84,392        48,624
                                       ------------  ------------  ------------

Property, plant and equipment
     (Notes 1, 2, and 4):
   Mining claims, options and development
   costs less impairment                     41,760        41,760        41,760
   Oil and gas properties
  (full cost method)                        249,293     1,389,067             -
   Equipment                                      -         1,107
   Acquisition in progress
  (Note 13)                                 980,211       980,211         4,000
                                       ------------  ------------  ------------

                                          1,271,264     2,411,038        46,867
                                       ------------  ------------  ------------

   Less:  accumulated depr                        -             -         1,107

   Net property, plant and equip          1,271,264     2,411,038        45,760
                                       ------------  ------------  ------------

Other assets:
  Notes receivable - related parties
    (Note 3)                                      -             -       192,408
  Investments in PRVB                        27,000             -             -
  Investments-WarriorResources
    (Notes 2 and 11)                         40,304        40,304       208,298
                                       ------------  ------------  ------------

     Total other assets                      67,304        40,304       400,706
                                       ------------  ------------  ------------



     TOTAL ASSETS                      $  1,496,068  $  2,535,734  $    495,090
                                       ============  ============  ============



The accompanying notes are an integral part of these consolidated financial statements.

                            IMPERIAL PETROLEUM, INC.
                          (A Development Stage Company)
                           Consolidated Balance Sheets
                             July 31, 2003 and 2002

                                        Pro Forma
LIABILITIES and                            2003          2003          2002
  STOCKHOLDERS' EQUITY                 ------------  ------------  ------------

Current liabilities:
  Accounts payable                     $    124,963  $    179,974  $     92,263
  Accrued expenses (Note 17)                464,291       501,389     1,083,008
  Notes payable (Note 6)                    280,000       691,400        80,000
  Notes payable - related parties
     (Note 7)                               741,517       741,517       765,817
                                       ------------  ------------  ------------

        Total current liabilities         1,610,771     2,114,280     2,021,088
                                       ------------  ------------  ------------

Noncurrent liabilities:
  Unearned revenue - noncurrent
    (Note 16)                                     -             -       304,359
  Deferred income taxes (Note 5)                  -             -             -
                                       ------------   -----------  ------------

       Total noncurrent liabilities               -             -       304,359
                                       ------------  ------------  ------------

Minority interest (Note 1)                        -       353,520             -

Stockholders' equity:
Common stock of $.006 par value,
  authorized 50,000,000 shares;
  30,948,103 issued in 2003 and
  39,363,946 shares in 2002                 185,689       185,689       236,184
Paid-in capital                           7,085,359     6,972,581     6,247,583
Deficit accumulated before the
  development stage                         (89,525)      (89,525)      (89,525)
Deficit accumulated during the
  development stage                      (6,588,922)   (6,293,507)   (5,981,295)
Treasury stock, at cost
  (1,368,957 shares in 2003 and
  21,368,957 shares in 2002)               (707,304)     (707,304)   (2,243,304)
                                        ------------  ------------  ------------

Total stockholders' equity (deficit)       (114,703)       67,934    (1,830,357)
                                         -----------  ------------  ------------

Commitments and contingencies
(Note 9)                                          -             -             -
                                        ------------  ------------  ------------

     TOTAL LIABILITIES and
        STOCKHOLDERS'
                EQUITY (DEFICIT)       $  1,496,068  $  2,535,734  $    495,090
                                       ============   ============  ============


The accompanying notes are an integral part of these consolidated financial statements. -3-

                            IMPERIAL PETROLEUM, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Operations
                   For the Years Ended July 31, 2003 and 2002


                             Pro Forma                                  Cum
                               2003           2003         2002      from Incep
Operating income:
  Oil, gas and mining        $        -  $          -  $          -  $  924,687
  Management fees                94,000        94,000             -     310,733
                           ------------  ------------   -----------  -----------

    Total operating income      94,000        94,000             -    1,235,420
                          ------------  ------------  ------------  -----------

Operating expenses:
  Cost of goods sold                 -             -             -      110,529
  Lease operating exp                -             -             -      765,092
  Research and development           -             -             -        7,407
  Impairment loss
  (Note 11)                    168,367       168,367       388,844    4,178,363
  General and
  administrative expenses      942,927       942,927       466,875    4,676,111
  Merger expenses              231,027       231,027             -      231,027
  Depreciation, depletion
  and amort (Note 2)                 -             -             -      265,310
                            ------------  ------------  ------------  ----------

   Total operating expenses   1,342,321     1,342,321       855,719  10,233,839
                            ------------  ------------  ------------ -----------

Loss from operations         (1,248,321)   (1,248,321)     (855,719) (8,998,419)
Other income and (expense):
  Interest expense              (80,292)      (80,292)      (78,788)   (956,168)
  Interest income                     -             -        25,433     101,220
  Other income                    7,016         7,016        88,832     693,714
  Gain (loss) on sale
  of assets (Note 15)          (295,415)            -             -     878,048
                            ------------  ------------  ------------  ----------

Net loss before income tax   (1,617,012)   (1,321,597)     (820,242) (8,281,605)
                            ------------  ------------  ------------  ----------

Provision for income taxes:  (Note 5)
  Current                             -             -             -           -
  Deferred                            -             -             -     203,502
                            ------------  ------------  ------------  ----------

  Total benefit from income taxes     -             -             -          -
                                 -------  ------------  ------------  ----------

Net loss before
 extraordinary item           (1,617,012)   (1,321,597)     (820,242)(8,078,103)
                               ----------  ------------  ------------ ----------

Extraordinary item
(Note 15                       1,009,385     1,009,385             -  1,784,596
                             ------------  ------------  ------------  ---------

Net loss                        (607,627)     (312,212)     (820,242)(6,293,507)

Loss per share (Not         $       (.02) $       (.01) $       (.05)
                             ============  ============  ============

Weighted avg shares
  (not outstanding)            24,777,057    24,777,057    16,598,593
                             ============  ============  ============

The accompanying notes are an integral part of these consolidated financial statements.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                 Consolidated Statements of Stockholders' Equity

                   For the Years Ended July 31, 2003 and 2002

                                 Common Stock                    Additional                                             Total
                                                 Par              Paid-In         Retained          Treasury          Stockholder's
                                 Shares          Value            Capital          Deficit          Stock            Equity(Deficit)
                                ----------       -----------     ------------    ------------      -------------     ---------------

Balances, restated,
at July 31, 2001                13,925,276        83,552         4,069,776        (5,250,578)       (579,804)           (1,677,054)

Investments in
Warrior Resources                2,948,457        17,691           359,712                 -               -               377,403

Stock issued for
payment of fees                  1,436,722         8,620           233,933                 -               -               242,553

Stock issued to pay
off interest and
debt (Note 6)                    1,053,491         6,321            97,175                 -               -               103,496

Stock held pending
financing                       20,000,000       120,000         1,416,000                 -        (1,536,000)                  -

Default on
subscribed stock                         -             -            70,987                            (127,500)            (56,513)

Net loss for
the period                               -             -                 -          (820,242)                -            (820,242)
                                ----------       -------         ---------        -----------       -----------         -----------
Balances at July 31, 2002       39,363,946       236,184         6,247,583        (6,070,820)       (2,243,304)         (1,830,357)
                                ----------       -------         ---------        -----------       -----------         -----------
Stock issued in
acquisitions                     6,567,130        39,401         1,297,280                 -                 -           1,336,681

Stock issued for
payment of fees                  3,172,000        19,032           575,458  -              -                 -             594,490

Stock issued to pay
off interest and
debt (Note 6)                    1,845,027        11,072           268,260                 -                 -             279,332

Stock returned from
failed financing               (20,000,000)     (120,000)       (1,416,000)                -         1,536,000                   -

Net loss for
the period                               -             -                 -          (312,212)                -            (312,212)
                                -----------  ------------     -------------     -------------     -------------     ---------------
Balances at July 31, 2003       30,948,103   $   185,689      $  6,972,581      $ (6,383,032)     $   (707,304)     $       67,934
                                ===========  ============     =============     =============     =============     ===============

The accompanying notes are an integral part of these consolidated financial statements.

                            IMPERIAL PETROLEUM, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                   For the Years Ended July 31, 2003 and 2002

                                            2003          2002    from Inception
Cash flows from operating activities:
  Net loss                           $   (312,212) $   (820,242) $   (6,293,507)
  Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation, depletion
   and amortization                             -             -         265,310
   Expenses paid with
   common stock                           764,696       242,554       2,928,248
   Loss (Gain) on sale
   and disposal of assets                       -             -        (878,048)
   Gains on extinguishment
   of debt                             (1,009,385)            -      (1,784,596)
   Write-offs and
   impairments                            172,367       329,417       4,178,363
   (Increase) Decrease in
   accounts receivable - other                  -             -               -
   (Increase) Decrease in accrued
   interest receivable                          -       (25,435)              -
   (Increase) Decrease in notes
   receivable - related party              28,194             -               -
   (Increase) Decrease in
    notes receivable - other                    -        10,353               -
    (Increase) Decrease in
     other assets                               -             -               -
    Increase (Decrease) in
    accounts payable                       30,000        (9,542)              -
    Increase (Decrease) in
    accrued expenses                      189,791       195,190         978,369
    Increase (Decrease) in
    unearned revenue                            -             -               -
                                      ------------  ------------  --------------
Net cash used for operating activities   (136,549)      (77,705)       (605,816)
                                      ------------  ------------  --------------

Cash flows from investing activities:
  (Purchases) Sales of assets             (42,020)            -         605,861
                                          --------  ------------  --------------

 Net cash used for investing activities $ (42,020) $          -  $      605,861
                                         ---------  ------------  --------------

The accompanying notes are an integral part of these consolidated financial statements.

                            IMPERIAL PETROLEUM, INC.
                          (A Development Stage Company)
                      Consolidated Statements of Cash Flows
                   For the Years Ended July 31, 2003 and 2002


                                                                    Cumulative
                                          2003          2002      from Inception
                                      ------------  ------------  --------------
Cash flows from financing activities:
  Increase (Decrease) in
  notes payable                      $    200,000  $          -  $            -
  Increase (Decrease) in
notes payable - related parties           (24,300)       79,500               -
                                          --------  ------------  --------------

  Net cash provided by
  financing activities                    175,700        79,500               -
                                         ---------  ------------  --------------

   Net increase (decrease) in cash
        and cash equivalents               (2,869)        1,795               -

Cash and cash equivalents
at beginning of year                        2,869         1,074               -
                                      ------------  ------------  --------------

Cash and cash equivalents
at end of year                       $          -  $      2,869  $            -
                                      ============  ============  ==============

Supplemental disclosures of cash flow information:
  Cash paid during the period for
    Interest                         $          -  $          -  $            -
    Income taxes                                -             -               -

Supplemental schedule of noncash
  investing and financing activities:
  Stock issued for
  fixed assets                       $  1,287,790  $          -  See Footnote 1
  Stock issued for
  services and interest                   764,696       242,554
  Stock issued for
  investment                                    -       377,403
  Impairments and write-offs              172,367       329,417
  Stock issued to
  extinguish debt                       1,009.385       103,496
                                     ------------  ------------

     Total                           $  3,234,238  $  1,052,870
                                     ============  ============


Disclosure  of  accounting  policy:
     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.



     The accompanying notes are an integral part of these consolidated financial statements.

                            IMPERIAL PETROLEUM, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

1.    ORGANIZATION AND BUSINESS COMBINATION
            Organization

     The Company is attempting to obtain capital, through its wholly owned subsidiary, Ridgepointe Mining Company, to continue testing, defining and developing mineral reserves on mining claims it owns or operates in the southwestern and western United States.

     The Company is engaged, through its wholly owned subsidiary Imperial Environmental Company, in developing and marketing water filtration systems to municipalities.

     The Company is involved in acquisitions with several entities to acquire oil and gas properties through its parent company Imperial Petroleum, Inc.

     During 2003, the Company acquired a 55% interest in Powder River Basin Gas Corp. The Powder River Basin Gas Corp. was incorporated under the laws of Colorado on August 27, 1999 as Celebrity Sports Network, Inc. The principal activities since inception have been organizational matters and obtaining financing. The Company was formed in an effort to broaden the scope of public appearances available to current and former professional athletes. The Company, however, changed their operations in 2001 through a reverse acquisition with Powder River Basin Gas Corp., an oil and gas company.

     Powder River Basin Gas Corp. (PRBG) was incorporated in the state of Colorado on June 13, 2001. The Company is engaged in the business of assembling and managing a portfolio of undeveloped acreage in the Powder River basin coal bed methane (CBM) play in Sheridan County, Wyoming. This acreage is located in a proven geological setting and near operators such as Western Gas Resources, Barrett Resources, Phillips Petroleum, J.M. Huber and others. The Company has leasehold interests in 8,096.83 net acres. Two wells have been drilled on one lease and eleven additional wells have been spudded.

     Pursuant to a reverse acquisition and reorganization agreement, PRBG was acquired by Celebrity Sports on September 5, 2001. At the time of the acquisition, the Company changed its name to Powder River Basin Gas Corp. The Company issued 9,000,000 shares of common stock for all the issued and outstanding stock of PRBG; thus, making PRBG a wholly-owned subsidiary of the Company.

     The Company issued 9,000,000 shares of common stock for the receipt of 9,000,000 shares of PRBG, therefore, an adjustment to the shares outstanding was necessary to reflect the other shareholders of the Company at the time of acquisition. No goodwill was recorded in the acquisition, and the purchase method of accounting was used in recording the business combination. -8-

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

1.   ORGANIZATION AND BUSINESS COMBINATION (continued)


     Financial Condition

     The Company's financial statements for the year ended July 31, 2003 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company incurred a net loss of $312,212 and $820,242 for the years ended July 31, 2003 and 2002, respectively, and as of July 31, 2003 has an accumulated deficit of $6,383,032.

     Management Plans to Continue As A Going Concern

     The Company believes that it will require outside capital to continue as a going concern. In that regard, the Company retained Jeffries & Company, an investment banking firm with expertise in oil and natural gas transactions, to assist the Company in securing financing for its acquisition of the assets and liabilities of Warrior Resources, Inc.; Hillside Oil & Gas LLC and certain assets of Renovared Energy Resources, Inc. As a result, the Company has received an indicative term sheet from Hybridge/Zwirn Capital Management LLC to provide a reserve-based lending facility to the Company of up to $18.0 million to complete these acquisitions and to provide development capital for the assets acquired. The Company is continuing to provide Hybridge with its requested due diligence in an effort to close the transaction.

     The Company controls the operations of Warrior Resources, Inc. and acquired control of Powder River Basin Gas Corp in May 2003. As a result of each of these acquisitions, the Company receives management fees in an amount of $15,000 per month which, if continued to be available, will adequately pay for the Company's current overhead expense. The Company expects to complete a transaction involving the change of control of Powder River in which the Company will receive an interest in the Powder River Basin properties located in Wyoming.

     Management continues to pursue other acquisitions and merger opportunities.

                            IMPERIAL PETROLEUM, INC.
                          (A Development Stage Company)
                   Notes to Consolidated Financial Statements

1.   ORGANIZATION AND BUSINESS COMBINATION (continued)

     Acquisition of Imperial Petroleum, Inc.

     Pursuant to an Agreement to Exchange Stock and Plan of Reorganization dated August 27, 1993 (the "Stock Exchange Agreement"), between Imperial Petroleum, Inc. ("Imperial"), Glauber Management Company, ("Glauber Management"), Glauber Valve Co., Inc., ("Glauber Valve"), and the Ridgepointe Stockholders, the Ridgepointe Stockholders agreed to exchange (the "Ridgepointe Exchange Transaction") a total of 12,560,730 shares of the common stock of Ridgepointe Mining Company, representing 100% of the issued and outstanding common stock of Ridgepointe, for a total of 12,560,730 shares of newly issued shares of Imperial's common stock representing 59.59% of Imperial's resulting issued and outstanding common stock. The one-for-one ratio of the number of shares of Imperial's common stock exchanged for each share of Ridgepointe common stock was determined through arms length negotiations between Imperial and the majority stockholders of Ridgepointe. As a result, Ridgepointe became a wholly owned subsidiary of Imperial.

     As a condition to the Ridgepointe Exchange Transaction, Imperial received and canceled 7,232,500 shares of its Common Stock from Glauber Management and received 100,000 shares of the common stock of Tech-Electro Technologies, Inc. from an affiliate of Glauber Management and Glauber Valve. In addition, Glauber Management or Glauber Valve, or their affiliates, transferred to Imperial 75,000 shares of common stock of Chelsea Street Holding Company, Inc.

     Acquisition of Powder River Basin Gas Corporation

     Pursuant to a Stock Exchange Agreement dated May 5, 2003 (the "Stock Exchange Agreement") between Imperial Petroleum, Inc. and the Powder River Basin Gas Corporation ("Powder River"), the Powder River stockholders agreed to exchange (the "Powder River Exchange Transaction") an aggregate of 25,385,000 shares of the common stock of Powder River, representing 55% of the issued and outstanding common stock of Powder River, for a total of 2,400,000 restricted and 250,000 un-restricted free trading shares of the Company's common stock representing approximately 10% of the Company's resulting issued and outstanding common stock. The business combination was accounted for using the purchase method of accounting. As a result, Powder River has become a consolidated subsidiary of the Company. The results of Powder River's operations have been included in the consolidated financial statements since that date.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


1.   ORGANIZATION AND BUSINESS COMBINATION (continued)

     Powder River Basin Gas Corp is an oil and gas exploration company that is engaged in the evaluation and development of coal bed methane reserves as well as shallow oil reserves within the Powder River Basin in the State of Wyoming. The Company hoped to develop these properties but subsequently changed its objective with respect to these holdings. Subsequent to year-end the Company reached an agreement to sell most of its interest in Powder River.

     The purchase was valued at $540,000 based on the average trading value of Imperial Petroleum's issuance of 2,650,000 shares of common stock at acquisition which resulted in its 55% stake in Powder River Basin Gas Corp.

     The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition.

                                                              At May 16, 2003

      Current assets                                          $         2,555
      Property, plant and equipment                                 1,284,251
                                                                -------------

          Total assets acquired                                     1,286,806

      Current liabilities                                             499,518
      Long-term debt                                                        -
                                                                -------------

          Total liabilities assumed                                   499,518
                                                                -------------

          Net assets acquired                                   $     787,288
                                                                =============

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


1.   ORGANIZATION AND BUSINESS COMBINATION (continued)

     Proforma Information


     The following financial information is presented as if the companies had been combined for the periods presented:

                                                                   12 Months
                                                                 July 31, 2003
                                                                 --------------

      Revenues                                                    $    109,000

      Operating expenses:
           Impairments                                                 536,490
           General and administrative                                1,681,206
           Merger expenses                                             231,027
                                                                    -----------

          Total operating expenses                                   2,448,723

      Other income (expense):
           Interest expense                                           (105,424)
           Other income                                                  7,016
                                                                   ------------

          Total other income (expense)                                 (98,408)

      Provision for income taxes                                             -
                                                                   ------------

      Extraordinary gains on extinguishment                          1,009,385
                                                                   ------------

          Net loss                                                $ (1,428,746)
                                                                   ============

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


1.   ORGANIZATION AND BUSINESS COMBINATION (continued)

     Development Stage Companies

     The Company became a development stage company when in 1993 it acquired Ridgepointe Mining Company and focused its efforts toward mining, eventually divesting its oil and gas properties. Currently the company is pursuing its re-entry into the oil and gas industry and thus remains a development stage company until it completes its acquisitions and major activities commence.

     A summary of stock changes in the stockholders' equity from inception to July 31, 2001 (see statement of stockholder's equity for subsequent activity) is as follows:

                                                          Common Stock
                                                       Shares        Amount
                                                   -------------  ------------

      Balances at July 31, 1993                       12,560,730  $  1,531,438

      Reverse acquisition of
        Imperial Petroleum, Inc.                       8,117.111       259,198
      Acquisition of Premier Operating Company           749,000       276,420
      Stock issued for mining properties               1,000,000        88,743
                                                    ------------  ------------

        Balances at July 31, 1994                     22,426,841     2,155,799
                                                    ------------  ------------

      Stock issued for services                          100,000        17,188
      Stock issued for mining properties
                and equipment                            1,500,000     257,812
                                                      ------------  ----------

        Balances at July 31, 1995                       24,026,841   2,430,799
                                                      ------------  ----------

      Stock issued for services                            500,000      15,000
      Stock issued for mining properties
                and equipment                            1,900,000      57,000
      Stock issued for investment                        5,000,000      42,188
                                                       ----------- -----------

        Balances at July 31, 1996                       31,426,841   2,544,987
                                                      ------------   ---------

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


1.    ORGANIZATION AND BUSINESS COMBINATION (continued)

                                                          Common Stock
                                                       Shares        Amount
                                                   -------------  ------------

      Balances at July 31, 1996                      31,426,841  $  2,544,987

      Reverse split                                 (26,188,677)            -
      Stock issued for mining properties
                and equipment                            45,000        15,270
                                                    ------------  ------------

        Balances at July 31, 1997                     5,283,164     2,560,257
                                                    ------------  ------------

      Stock issued for services                         173,575        88,090
      Stock issued for mining properties
                and equipment                           860,000       787,500
      Stock issued to pay off debt                      153,062       101,992
                                                     -----------  ------------

        Balances at July 31, 1998                     6,469,801     3,537,839
                                                    ------------  ------------

      Treasury stock issued in contemplation          1,500,000             -
      Stock issued for services                       1,036,163       169,154
      Stock issued for equity securities              1,972,266       394,454
      Stock issued to pay off debt                      550,000       106,800
                                                    ------------  ------------

        Balances at July 31, 1999                    11,528,230     4,208,247
                                                   ------------   ------------

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


1.    ORGANIZATION AND BUSINESS COMBINATION (continued)

                                                           Common Stock
                                                        Shares        Amount
                                                     -------------  -----------

      Balances at July 31, 1999                       11,528,230  $  4,208,247

      Stock cancelled                                   (650,000)            -
      Stock subscribed                                   716,666       127,500
      Stock issued to pay off interest and debt          909,269        90,926
                                                     ------------  ------------

        Balances at July 31, 2000                     12,504,165     4,426,673
                                                     ------------  ------------

      Stock issued for payment of fees                   500,000        40,000
      Stock issued to pay off interest and debt          921,111        74,284
                                                     ------------  ------------

        Balances at July 31, 2001                     13,925,276  $  4,540,957
                                                     ============  ============

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The July 31, 2003 and 2002 financial statements include the accounts of the Company and its wholly owned subsidiaries, Ridgepointe Mining Company, Premier Operating Company, I. B. Energy, Inc., LaTex Resources International, Inc., and Imperial Environmental Company(formerly Phoenix Metals, Inc.)and its proportionate share of the assets, liabilities, revenues and expenses of Powder River Basin Gas Corporation, for which the company is the majority owner. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Use of Estimates

     The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Bad Debts

     Bad debts on receivables are charged to expense in the year the receivable is determined uncollectible, therefore, no allowance for doubtful accounts is included in the financial statements. Amounts determined as uncollectible are not significant to the overall presentation of the financial statements. During 2003 and 2002 the Company charged off $120,364 and $27,167, respectively.

     Financial Instruments

     The Company values its financial instruments as required by FASB Statement No. 107, Disclosures about Fair Values of Financial Instruments. The fair value of current assets and current liabilities approximate their reported carrying amounts as of July 31, 2003.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Investments

     The equity method of accounting is used for all investments in associated companies in which the Company's interest is 20% or more. Under the equity method, the Company recognizes its share in the net earnings or losses of these associated companies as they occur rather than as dividends are received. Dividends received are accounted for as a reduction of the investment rather than as dividend income.

     The investments are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of the investment may not be recoverable.

     Management Fees

     The Company receives a $10,000 per month management fee from Warrior Resources, Inc. Warrior Resources, Inc. is under common control and the Company is involved in an as yet to close acquisition of Warrior's oil & gas properties as of July 31, 2003. During 2003, the Company has earned $94,000 in management fees.

     Concentrations of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality financial institutions and limits the amount of exposure to any one institution. In the case of default of any one financial institution, no cash exists that is not covered by the FDIC. The Company currently operates in the mining and environmental technologies industries. The concentration of credit risk in a single industry affects the Company's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. The Company is dependent on the continued financial support of its Chief Executive Officer through loans to the Company and salary deferral.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Revenue Recognition

     The Company's consolidated financial statements are prepared using the accrual method of accounting.

     Property, Equipment, Depreciation and Depletion

     Property and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of assets. Expenditures which significantly increase values or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred. Upon sale or retirement of property and equipment, the cost and related accumulated depreciation and depletion are eliminated from the respective accounts and the resulting gain or loss is included in current earnings.

     Mining exploration costs are expensed as incurred. Development costs are capitalized. Depletion of capitalized mining costs will be calculated on the units of production method based upon current production and reserve estimates when placed in service.

     Oil and Gas Properties

     The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs, are capitalized.

     All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

     In addition, the capitalized costs are subject to a "ceiling test," which basically limits such costs to the aggregate of the "estimated present value," discounted at a 10-percent interest rate of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

2.   SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     Oil and Gas Properties (continued)

     Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in income.

     Long-Lived Assets

     Long-lived assets to be held and used or disposed of other than by sale are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. When required, impairment losses on assets to be held and used or disposed of other than by sale are recognized based on the fair value of the asset. Long-lived assets to be disposed of by sale are reported at the lower of its carrying amount of fair value less cost to sell.

     Income Taxes

     Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of change in tax rates is recognized in income in the period that includes the enactment date.

     Loss Per Common Share

     Loss per common share is computed based upon the weighted average common shares outstanding. Outstanding warrants are excluded from the weighted average shares outstanding since their effect on the earnings per share calculation is antidilutive.

     Reclassification

     Certain amounts in the 2002 consolidated financial statements have been reclassified to conform to the 2003 presentation.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

2.    SUMMARY OF ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (continued)

     Newly Issued Pronouncements

     In  July  2001,  the  Financial   Accounting  Standards  Board  issued  two
     statements - Statement 141, Business Combinations, and Statement 142, Goodwill and Other Intangible Assets.

     Statement 141: Eliminates the pooling method for accounting for business combinations.

     Requires that intangible assets that meet certain criteria be reported separately from goodwill.

     Requires negative goodwill arising from a business combination to be recorded as an extraordinary gain.

     Statement  142:   Eliminates  the   amortization   of  goodwill  and  other
     intangibles that are determined to have an indefinite life.

     Requires, at a minimum, annual impairment tests for goodwill and other intangible assets that are determined to have an indefinite life.

     Upon adoption of these Statements, the Company is required to:

          Re-evaluate goodwill and other intangible assets that arose from business combinations entered into before July 1, 2001. If the recorded other intangibles assets do not meet the criteria for recognition, they should be reclassified to goodwill. Similarly, if there are other intangible assets that meet the criteria for recognition but were not separately recorded from goodwill, they should be reclassified from goodwill.

          Reassess the useful lives of intangible assets and adjust the remaining amortization periods accordingly.

          Write-off any remaining negative goodwill.

     The Company completed its assessment of the effects of these new pronouncements on its financial statements and believes the effects to be immaterial. The standards were implemented by the Company in its July 31, 2003 consolidated financial statements.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


3.   NOTES RECEIVABLE - RELATED PARTIES

     Notes receivable from related parties was comprised of the following:

                                                         2003          2002
                                                     ------------  ------------
      Warrior Resources (formerly Comanche
        Energy) - 9% demand note                     $         -  $    110,795
      AQ Technologies - 9% demand note                         -        81,613
                                                     ------------  ------------

        Total                                        $         -  $    192,408
                                                      ===========  ============

     The Company owns 33% of Warrior Resources and has control with Jeffrey Wilson as its CEO. During 2003 the monies advanced to Warrior have been combined into its acquisition in progress of Warrior's oil and gas properties. The Company's CEO has guaranteed the note receivable from AQ Technologies (See Note 9) and during 2003 the Company wrote-off the funds advanced under this guarantee.


4.   PROPERTY, PLANT and EQUIPMENT

     The Company's mining fixed assets consist of the following:

                                                        2003          2002
                                                    ------------  ------------

       Oil and gas properties                      $  1,389,067  $          -
       Mining claims                                     74,800        74,800
       Equipment                                              -         1,107
       Mine development costs                            32,634        32,634
       Acquisitions in progress                         980,211         4,000
       Impairment reserve                               (65,674)      (65,674)
                                                     -----------  ------------

          Total                                    $  2,411,038  $     46,867
                                                    ============  ============

     The Company has not completed or updated the necessary reserve studies of its mining claims to determine the metal content of the reserves and the related future production costs which affect the recoverability of the capitalized costs. In addition, the Company's going concern problem, lack of capital and other factors led management to recognize an impairment reserve to reduce the carrying value to management's estimate of the amount recoverable upon ultimate disposition. The Company intends to continue to hold and use the impaired assets.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

4.   PROPERTY, PLANT and EQUIPMENT (continued)

     The Company accounts for its oil and gas properties under the full cost method. The companies capitalized costs for oil and gas properties result from its 2003 acquisitions of Powder River Basin Gas Corp. and an interest in the Bovina field in Warren County, Mississippi. Due to the stage of development of the Powder River Basin Gas Corp. properties the Company does not have current reserve studies. Subsequent to year-end the Company has entered into an agreement to sell its controlling interest in Powder River Valley Basin to another party.

     The Company has $1,284,251 and $104,816 in acquisition costs related to the Powder River Basin Gas Corp. and Bovina field acquisitions respectively at July 31, 2003. See the supplemental information for information relating to oil and gas producing activities.

5.   INCOME TAXES

     Provisions for income taxes are as follows
                                                      2003          2002
                                                  ------------  ------------
                                                         (in thousands)
      Current:
        Federal                                  $          -  $          -
        State                                               -             -
                                                  ------------  ------------

                                                 $          -  $          -
                                                  ============  ============
      Deferred:
        Federal                                  $          -  $          -
        State                                               -             -
                                                  ------------  ------------

                                                 $          -  $          -
                                                  ============  ============

          Income taxes differed from the amounts computed by applying the U.S. federal tax rate as a result of the following:

                                                      2003          2002
                                                  ------------  ------------
                                                       (in thousands)
      Computed "expected" tax expense
        (benefit)                                $       (106) $       (279)
      State income taxes net of federal
        benefit                                             -             -
      Increase(Decrease) in valuation
        allowance for deferred tax assets                 106           279
      Other                                                 -             -
                                                  ------------  ------------

        Actual income tax expense                $          -  $          -
                                                  ============  ============
                                     -22-

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


5.   INCOME TAXES (continued)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                       2003          2002
                                                   ------------  ------------
                                                        (in thousands)
      Deferred tax liabilities:
        Property, plant and equipment             $          -  $          -
        Other                                                -             -
                                                   ------------  ------------

          Total deferred tax liabilities                     -             -
                                                   ------------  ------------

      Deferred tax assets:
        Property, plant and equipment                        -             -
        Unrealized loss on securities                      707           649
        Net operating losses                             1,463         1,415
        Other                                                -             -
                                                   ------------  ------------

          Total deferred tax assets                      2,170         2,064
                                                   ------------  ------------

          Valuation allowance                           (2,170)       (2,064)
                                                   ------------  ------------

          Net deferred tax assets                            -             -
                                                   ------------  ------------

          Net deferred tax asset (liability)      $          -   $         -
                                                  ============  ============

     A valuation allowance is required when it is more likely than not that all or a portion of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon future profitability. Accordingly, a valuation allowance has been established to reduce the deferred tax assets to a level which, more likely than not, will be realized.

     The Company has net operating loss (NOL) carryforwards to offset its earnings of approximately $3,144,000. If not previously utilized, the net operating losses will expire in varying amounts from 2014 to 2023.

     Due to recurring losses and a lack of funding the Company has not been filing its tax returns. Provisions for current and deferred taxes are estimated using known facts. Any differences from actual are outside of the scope of our examination.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

6.    NOTES PAYABLE
                                                         2003          2002
                                                     ------------  ------------
      Gary S. Williky, promissory note,
            dated November 24, 1997, principal
            due on demand plus interest
            at 9.0%                               $     40,000  $     40,000

      Thomas J. Patrick, promissory note,
            dated December 18, 1997, principal
            due on demand plus interest
            at 9.0%                                     40,000        40,000

      Note payable to individuals, currently
            due, including interest at 8%              200,000             -

      Note payable to a company, due in total
            January 2002, including interest at 10%     86,400             -

      Note payable to an individual, due in total
            January 2003, including interest at 12%     25,000             -

      Note payable to an individual, due in total
            in May 2003                                 40,000             -

      Convertible debenture to a company, due
      in total by conversion of stock, including
      interest at 6%                                   260,000             -
                                                     ------------  ------------

          Total                                        691,400        80,000

      Less:  current portion                           691,400        80,000
                                                     ------------  ------------

      Long-term notes payable                     $          -  $          -
                                                   ============  ============

     During the year, the Company issued its restricted common stock to extend due dates and partially satisfy principal and accrued interest. However, the notes payable are currently in default. The Company is currently negotiating with the parties to extend or renew notes payable.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


7.    NOTES PAYABLE - RELATED PARTY


       2003          2002
   ------------  ------------

      H. N. Corporation - 9.0% demand note       $    110,473  $    124,723
      Officer - 10.0% demand note                     111,845       111,845
      Officer -  7.5% demand note                      72,850        82,900
      Officer -  9.0% demand note                     446,349       446,349
                                                 ------------  ------------

                                                 $    741,517  $    765,817
                                                 ============  ============

     During the year, the Company issued 1,236,309 shares of its common stock to extend due dates of related party notes.

 8.  RELATED PARTY TRANSACTIONS

     The Company has entered into transactions with its chief executive officer, Jeffrey T. Wilson and a Company owned and controlled by Mr. Wilson, H.N. Corporation. For 2003 and 2002 the Company has accrued an annual salary of $109,500 and $118,500, respectively, for Mr.Wilson. The Company, from time to time, has also entered into loans with its directors, stockholders and related companies (See Notes 3 and 7).

     During  2003,  the Company  issued  stock  valued at $683,745  and advanced
     $14,000  in  payments  of  obligations  of  Warrior  Resources,   Inc.,  an
     affiliate, pursuant to an acquisition of its oil and gas properties.

     These transactions were consummated on terms equivalent to those that prevail in arm's length transactions.

9.   LITIGATION, COMMITMENTS AND CONTINGENCIES

     Contingencies

     The Company is a named defendant in lawsuits, is a party in governmental proceedings, and is subject to claims of third parties from time to time arising in the ordinary course of business. While the outcome of lawsuits or other proceedings and claims against the Company cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial position of the Company.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements

 9.  LITIGATION, COMMITMENTS AND CONTINGENCIES (continued)

     Commitments (See Note 16)

     The Company's Chief Executive Officer is a guarantor of a note payable of AQ Technologies. The approximate amount of this guarantee at July 31, 2003 is $65,000. The Company has been servicing the note due to AQ Technoligies' inability to do so. Monthly payments, including principal and interest, under this note are $2,521. During 2003 it was determined that the amounts previously paid under the guarantee would not be collectible and a $120,364 charge off resulted (See Note 3).

     The Company's subsidiary, Powder River Basin Gas Corp., has entered into various oil and gas leases from several land owners. Associated with the agreements, the Company is committed to various royalty agreements ranging from 15% to 25% of gross revenue production. Some of the leases also provide for a minimum royalty. As of July 31, 2003, no royalties were due.


10.  BUSINESS SEGMENTS

     The Company's operations involve mining and environmental operations. The following table sets forth information with respect to the industry segments of the Company.

                                                       2003          2002
                                                  ------------  ------------
      Revenues:                                          (in thousands)

        Oil and gas                              $          -  $          -
        Mining                                              -             -
        Environmental                                       -             -
        Other                                              94             -
                                                  ------------  ------------

            Total revenues                       $         94  $          -
                                                  ============  ============

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


10.   BUSINESS SEGMENTS (continued)

                                                     2003          2002
                                                 ------------  ------------
      Identifiable assets:                              (in thousands)

        Oil and gas                              $      2,701  $          -
        Mining                                             42            42
        Environmental                                       -             1
        Other                                             130           452
                                                 ------------  ------------

                                                 $      2,873  $        495
                                                 ============  ============

      Depreciation and depletion:
        Oil and gas                              $          -  $          -
        Mining                                              -             -
        Environmental                                       -             -
                                                 ------------  ------------

                                                 $          -  $          -
                                                 ============  ============


11.  INVESTMENTS IN WARRIOR RESOURCES, INC.

     During 1999 the Company acquired a stake in Warrior Resources, Inc. which was recorded as an investment under the cost method. Through an exchange transaction in 2002 the Company now has a 32% interest (33,586,473 shares with an undiscounted trading value of $69,805), exceeded the 20% ownership threshold and has the ability to significantly influence the investee, requiring a change to the equity method of accounting.

     A change to the equity method of accounting from the cost method of accounting for an investment requires a retroactive adjustment by the investor to its investment, results of operations, and retained earnings in a manner consistent with the step-by-step acquisition of a subsidiary.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


11.  INVESTMENTS IN WARRIOR RESOURCES, INC. (continued)

     Warrior Resources common stock is traded publicly on over-the-counter markets. Recurring losses and management representations of the investee provide evidence of impairment of this equity investment. Therefore, the impairment allowance required for equity investments under APB Opinion 18 yields a result which reduces the carrying amount of the equity investment to the lower market value as per quoted market prices (currently $.002) discounted for large block and lack of marketability discounts as applicable. Thus the carrying value is unchanged from that when carried using the cost method of accounting for the investment but the results of operations are restated to reflect the change in the carrying value of the investment. The investment presentation has been changed to reflect the change from the cost method to the equity method. An impairment loss of $168,367 and $388,844 were recognized in 2003 and 2002, respectively. The carrying amount of the investment is as follows:


                                                   July 31,      July 31,
                                                     2003          2002
                                                ------------  ------------

     Equity in investee net assets              $  2,118,951  $  2,118,579
     Impairment allowance                          2,078,647     1,910,280
                                                ------------  ------------

               Net carrying amount              $     40,304  $    208,299
                                                ============  ============

     Condensed selected financial data of Warrior Resources (unaudited) is as follows:

                                                    July 31,      July 31,
                                                      2003          2002
                                                 ------------  ------------

            Assets                               $ 28,982,195  $ 34,404,629
            Liabilities                             5,150,616     5,258,950
                                                 ------------  ------------

               Net assets                        $ 23,831,579  $ 29,145,679
                                                  ============  ============

               Net income (loss)                 $ (5,314,100) $ (5,048,842)
                                                 ============  ============

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


12.  WARRANTS

     The Company has the following warrants outstanding:

                     200,000 @ $.25, expiring 11/03/04
                   1,000,000 @ $.25, expiring   6/26/08

     During 2003, the Company issued 1,000,000 warrants to its CEO, Jeffrey T. Wilson, in settlement of accrued but unpaid compensation through July, 31, 2002 in the amount of $808,508. This transaction resulted in a gain on extinguishment of debt of $808,508.


13.  ACQUISITIONS IN PROGRESS

     The  Company  is  currently  involved  in the  acquisition  of oil  and gas properties from Warrior Resources, Inc., Hillside Oil and Gas LLC, and Renovared Energy Resources, Inc. The Company has properly executed agreements to acquire oil and gas properties in the United States. Costs incurred pursuant to those acquisitions are $790,211, $160,000 and $30,000 respectively.

     The  Company is  currently  in the  process  in working  with its lender to
     consolidate,   finance  and  close  these  acquisitions   pursuant  to  the
     agreements in place.


14.  LEASE OBLIGATIONS

     During 2002 the Company had a noncancelable operating lease agreement for office space. Total rental expense was $0 and $7,953 in 2003 and 2002, respectively. Currently, the Company offices in Mr. Wilson's home.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


15.  GAIN ON EXTINGUISHMENT OF DEBT

     During 2003, the Company issued 608,718 shares of its common stock as settlement of the Company's default on delivery of its silica ore contracts. This transaction resulted in an extraordinary gain of $200,877.

     During 2003, the Company issued 1,000,000 warrants, exercisable at $.25, in exchange for $808,508 in accrued officer salary. This transaction resulted in an extraordinary gain of $808,508.


16.   UNEARNED REVENUE

     During 2003, the Company reached a settlement agreement to exchange 608,718 shares of its common stock in settlement of this obligation (See Note 15).


17.  ACCRUED EXPENSES

     The Company has accrued expenses as of July 31 as follows:

                                                     2003          2002
                                                 ------------  ------------

      Accrued officer salary - CEO              $    109,500  $    808,508
      Accrued interest on notes                      391,889       274,500
                                                ------------  ------------

                                                $    501,389  $  1,083,008
                                                ============  ============

     During the years ended July 31, 2003 and 2002 the Company issued 1,236,309 and 1,053,491 shares, respectively, of its restricted common stock to pay accrued interest, pay for services, and extend maturities of notes payable.

                            IMPERIAL PETROLEUM, INC.

                          (A Development Stage Company)

                   Notes to Consolidated Financial Statements


18.  SUBSEQUENT EVENTS

     On October 20, 2003 the Company entered into a letter of understanding to sell 23,885,000 of its 25,385,000 shares of Powder River Basin Gas Corporation for $175,000. If completed, the sale would result in a loss of $365,000 and leave the Company with 3% ownership of the common stock of Powder River Basin Gas Corporation.

     In October of 2003, the company raised $200,000 in cash through the sale of 2,000,000 shares of its restricted common stock and the issuance of a one year warrant for 2,000,000 shares exercisable at $.12 per share.

     The Company also extinguished its $200,000 note payable related to its acquisition of Powder River Basin through the issuance of 2,000,000 shares of common stock and a one year warrant for 2,000,000 shares exercisable at $.14 per share.

     The Company has also entered into a letter of intent to sell its mining claims. The impact on final terms and resulting gain or loss are uncertain at this time.


19.  PRO FORMA FINANCIAL INFORMATION


     July 31, 2003 historical balance sheet and income statement amounts have been used to create pro forma balance sheet and income statements as if the Company's December 15, 2003 sale of 23,885,000 of its 25,385,000 shares of Powder RivBasin common stock, in exchange for $175,000 in cash due at closing, and a 12.5% carried working interest in PRVB's Wyoming properties, had taken place July 31, 2003. Additionally, $84,393 of prepaid consulting to former PRVB management is now deemed worthless.

                            SUPPLEMENTAL INFORMATION

                            IMPERIAL PETROLEUM, INC.
                          (A Development Stage Company)

                            Supplemental Information
                                   (Unaudited)

                            Year Ended July 31, 2003

Capitalized Costs Relating to Oil and Gas
Producing Activities at July 31, 2003:                              Full Cost
                                                                  -------------

  Unproved oil and gas properties                                  $          -
  Proved oil and gas properties                                         104,816
  Support equipment and facilities                                            -
                                                                   ------------
                                                                        104,816
  Less accumulated depreciation, depletion,
    amortization, and impairment                                              -
                                                                   ------------

        Net Capitalized Costs                                      $    104,816
                                                                   ============

Costs Incurred in Oil and Gas Producing
Activities for Year Ended July 31, 2003:

  Property acquisition costs
    Proved                                                         $    104,816
    Unproved                                                                  -
  Exploration costs                                                           -
  Development costs                                                           -
  Amortization rate per equivalent
  barrel of production                                                        -
                                                                   ------------

                                                                   $    104,816

Results of Operations for Oil and Gas Producing
Activities for the Year Ended July 31, 2003

  Oil and gas sales                                                $          -
  Production costs                                                            -
  Depreciation, depletion and amortization                                    -
                                                                   ------------

                                                                              -

  Income tax expense                                                          -
                                                                   ------------

        Results of operations for oil and gas
          activities (excluding corporate overhead
          and financing costs)                                     $          -
                                                                   ============

Acquisition costs of $1,284,251 are excluded from amortization at July 31, 2003.

                            IMPERIAL PETROLEUM, INC.
                          (A Development Stage Company)

                            Supplemental Information
                                   (Unaudited)

                            Year Ended July 31, 2003


The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flow are estimates only, and do not purport to reflect realizable values or fair market values of the Company's reserves. The Company emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the Company's reserves are located in the United States.

Proved reserves are estimated reserves of cured oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment and operating methods.

The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expense (based on the year-end statutory tax rates, with consideration of future tax rates already legislated) to be incurred on pretax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows.















                                      -34-